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                  PROLER INTERNATIONAL CORP. AND SUBSIDIARIES


     The following table provides certain information as to (i) each direct and indirect subsidiary of the Company and (ii) each of the Company's joint operations:

                                                                                    RELATIONSHIP
                                                                                     TO COMPANY
                                                                                        OR A
               NAME OF ENTERPRISE                                                  SUBSIDIARY (1)
               ------------------                                                  --------------

The Company: Proler International Corp., a Delaware corporation
Subsidiaries of the Company included in consolidated financial statements:
 Prolerized Steel Corporation, a Texas Corporation...............................        100%
 Proleride Transport Systems, Inc., a Texas corporation..........................        100%
 Buffalo Steel Corporation, a Texas corporation..................................        100%
 Gulf Coast Metals, Inc., a Texas corporation; a wholly owned subsidiary
  of Buffalo Steel Corporation...................................................        100%
 MRI Corporation, a Delaware corporation.........................................        100%
 Proler Environmental Services, Inc., a Delaware corporation.....................        100%
 Proler Recycling, Inc., (formerly Proler Elemental Refining, Inc.)
  a Delaware corporation.........................................................        100%
Joint Operations of the Company included in combined financial statements filed for unconsolidated subsidiaries:
 Hugo Neu-Proler Company, a partnership under the laws of California.............         50% (2)
 Prolerized Chicago Corporation, an Illinois corporation.........................         50%
 Maru Shipping Company, Inc., a Panamanian corporation...........................         50% (2)
 Prolerized New England Company, a partnership under the laws of New York........         50% (2)(3)
 Prolerized Schiabo-Neu Company, a partnership under the laws of New York........       331/3%(2)
 Dover Barge Company, a Delaware corporation.....................................       331/3%
 Worcester Recycling, Inc., a Massachusetts corporation..........................         50% (3)
 Prolerized New England Foreign Sales Corporation, a Virgin Island corporation...         50% (4)
 Prolerized Schiabo-Neu Foreign Sales Corporation, a Virgin Island corporation...       331/3%(5)
 Hugo Neu-Proler Foreign Sales Corporation, a Virgin Island corporation..........         50% (6)
 Pacific Bulk Loading, Inc., a California corporation............................         50%
 Bulkloader, Inc., a Massachusetts corporation...................................         50% (4)
 Pacific Industrial Metal Corporation, a California corporation..................         50% (7)
 H. Finkelman, Inc., a Maine corporation.........................................         50% (3)
 B. Rovner & Co., Inc. a New Hampshire corporation...............................         50% (4)
 Point Comfort Venture, a partnership under the laws of Texas....................         50%
 Alameda Street Metal Corp., a California corporation............................         50%
 HPNJ, a partnership under the laws of New York..................................         50% (2)
 HPI, a partnership under the laws of New York...................................         49% (2)
 HPNJ Foreign Sales Corporation, a Virgin Islands corporation....................         50%

 (1) Percentage of voting stock or share in profits owned by the Company except as otherwise indicated.
 (2) Control can be exercised by the Company only by unanimous consent of the partners.
 (3) Owned by Proleride Transport Systems, Inc.
 (4) Owned by Prolerized New England Company, a partnership.  See footnote (2).
 (5) Owned by Prolerized Schiabo-Neu Company, a partnership.  See footnote (2).
 (6) Owned by Hugo Neu-Proler Company, a partnership.  See footnote (2).
 (7) Owned by Pacific Bulk Loading, Inc.